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                                                                       EXHIBIT 5


                         DURHAM, JONES & PINEGAR, P.C.
                   50 South Main Street, Suite 850
                     Salt Lake City, Utah  84144

                           July 2, 1999


BriteSmile, Inc.
200 Diplomat Drive, #204
Lester, PA   19113

    Re: Registration Statement on Form S-8 of BriteSmile, Inc. (the "Registration Statement")

Dear Sirs:

    We have acted as counsel for BriteSmile, Inc., a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to 4,000,000 shares of the Company's Common Stock, par value $.001 per share, which may be issued to directors, officers and key consultants of the Company pursuant to the terms of the Revised 1997 Stock Option Plan (the "Plan"), and up to 675,000 additional shares of Common Stock which may be issued pursuant to written consulting agreements (the "Consulting Agreements") with Company consultants. The aggregate of 4,675,000 shares to be registered under the Act are referred to herein as the "Shares."

    In connection with the foregoing, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

    Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Registration Statement, when issued pursuant to the terms of the Registration Statement, and the Plan or Consulting Agreements, as applicable, will be validly issued, fully paid and non-assessable.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the prospectus to be delivered thereunder. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                             Sincerely,

                             DURHAM JONES & PINEGAR P.C.



                             /s/ DURHAM JONES & PINEGAR, P.C.